_____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934 (the "Act")

June 10, 2004

(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.

(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25136 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

200, 630 – 4th Avenue S.W.

Calgary, Alberta, Canada T2P 0J9

(Address of principal executive offices)

Telephone Number (403) 777-9250

(Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c)

Exhibits:

99.1.

Press release dated June 10, 2004.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 10, 2004

GEOGLOBAL RESOURCES INC.

(Registrant)

/s/ Patti Price

Patti Price

Corporate Secretary

EXHIBIT

Press release dated June 10, 2004

GEOGLOBAL DRILLING UPDATE

Calgary, Alberta, Canada, June 10, 2004 - GeoGlobal Resources Inc. (Amex: GGR) announces that the Saipem Perro Negro 3 Jack-up drilling rig has arrived at the KG#1 well location, which is located within the Krishna Godavari Basin on the Exploration Block KG-OSN-2001/3 ("KG Block") located off the east coast of India.  The drilling rig has been positioned and all services have been mobilized.  The drilling rig contractor is currently conducting maintenance, repairs and testing to the rig.  Upon completion, drilling operations are expected to commence.  This well is the first of an initial four well exploration drilling program on the KG Block and GeoGlobal has a 5% net carried interest in this well.

Forward Looking Statements

Some statements in this press release may contain forward looking information. These statements address future events and conditions and, as such, involve inherent risks and uncertainties. Actual results could be significantly different from those projected.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:

Allan J. Kent, Executive VP and CFO

Brent Peters, Director

Carla Driedger, Investor Relations and Corporate Affairs

phone: 416-628-5901

phone: 403-777-9250

fax: 403-777-9199

email: info@geoglobal.com

website: www.geoglobal.com